Consent of Independent Accountants


We hereby consent to the use in this Registration Statement of our report dated December 21, 1999, relating to the financial statements and financial highlights of Oppenheimer Quest Global Value Fund, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" and "Financial Highlights" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
---------------------------------------
PricewaterhouseCoopers LLP

Denver, Colorado
March 3, 2000





N1A\quest\prosp\consent_254